Exhibit 10.32

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement ("Agreement") documents the agreement between you, Gerard J. Michel, and NPS Pharmaceuticals, Inc., its subsidiaries and affiliates ("NPS" or "the Company") concerning the termination of your status as an employee of the Company effective the close of business on November 19, 2007.

RECITALS

  You have been employed by NPS through and including the Separation Date, as defined below.

  You and NPS have entered into a number of agreements governing your employment and severance of that employment including, but not limited to:

      Employee Agreement Concerning Invention Assignment, Non-Disclosure and Non-Competition ("Non-Disclosure and Non- Competition Agreement"), a copy of which is attached as Exhibit A.

      Agreement Providing Specified Benefits Following Termination of Employment Incident to Merger, Acquisition or Other Change of Control or Some Other Strategic Corporate Event ("Termination Agreement"), a copy of which is attached as Exhibit B.

  Your employment has been terminated and NPS has concluded that you are entitled to receive the Severance Benefits provided in paragraph 2 of the Termination Agreement.

Based on the foregoing Recitals, and on the mutual covenants contained herein, you and NPS agree as follows:

  Separation Date.   Your status as an employee with NPS is terminated effective the close of business on November 19, 2007 (the "Separation Date").

  Effective Date. This Agreement is effective on the eighth (8th) day following your signing this Agreement, provided that you do not revoke your execution of this Agreement as provided in paragraph 24 below.

  Severance and Benefits.   The severance and benefits to which you are entitled as of the Separation Date are as follows:

3.1 Severance Pay.    The Duration of Severance Period under said Termination Agreement is 24 months. All payments provided for in this Agreement will be subject to the usual deductions, including required withholding taxes and deduction for any outstanding advances. In accordance with the Termination Agreement, the Company will pay to you $615,356 (Gross) as follows:

  $450,000 to be paid upon the expiration of the Consideration Period (defined in paragraph 22 of this agreement); and

  The remaining $165,356 to be paid six months following your Separtion Date (May 19, 2008)

3.2 Insurance.   You, your spouse and eligible family members, will continue to receive medical and/or dental coverage in accordance with paragraph 2.2 of the Termination Agreement and in accordance with the provisions of COBRA.

3.3 Stock Options.   Effective on the first day after the Separation Date, as provided for under paragraph 2.3 of the Termination Agreement, your outstanding stock options will receive accelerated vesting and continued exercisability for the longer of (i) 24 months (the Duration of the Severance Period), from the Separation Date (as shown on the Grant Status Report attached hereto as Exhibit C), or (ii) such other period as you may be entitled to under any stock option plan or grant or retirement plan. Following your Separation Date, and after any applicable accelerated vesting, all unvested options will immediately expire.

3.4 Restructuring Incentive.   Additionally, you may be entitled to receive benefits under the Executive Team 2007 Restructuring Incentive Target Program, if the Board of Directors determines that the goals under that Program have been achieved pursuant to the terms of that Program.

  Confidential Information.   You are reminded of the terms of the Non-Disclosure and Non-Competition Agreement which you signed as part of the terms of your employment with the Company and will continue in effect after the Separation Date. Under that agreement, you are required to protect and not disclose any information regarding the Company's proprietary intellectual property, its financial condition, terms of its business relations, and all other Confidential Information as defined in that agreement.

  Property.   It is understood that anything produced by you as an employee of the Company is the property of the Company. You are obligated to leave with or return to the Company any such documents whether tangible property or in electronic form belonging to the Company including, but not limited to, documents or tangible property which may contain or reflect confidential information or trade secrets of the Company. Such confidential information and trade secrets may include scientific data, proprietary ideas, financial information, knowledge of specific business dealings or practices, or other matters which the Company attempts to maintain as confidential in the course of its business. By your signature below, you certify to the Company that you have returned all property of the Company.

  401(k) Plan.   You are a participant in the Company's 401(k) Plan, and will receive a packet from Mass Mutual Retirement Services approximately thirty days after separation. This packet will contain information about your options in regards to your account.

  Some of the options include rolling the funds over to an IRA or your new employer's plan, or you may leave the funds with the NPS plan, provided the account balance is greater than $5,000.

  Section 125 Cafeteria Plan.   If you have elected to participate in the Company's Section 125 Cafeteria Plan, you may recover any outstanding balance by submitting a claim form within 90 days of your Separation Date. Claims can only be submitted for services incurred during your participation in the plan. Specific COBRA information will be mailed to your home.

  Life Insurance.   The Company currently is the owner of a group term life insurance policy that may include you, and which may be converted to an individual policy (with certain limitations). A conversion form may be obtained from the insurance carrier with your benefits information. Any supplemental life insurance may also be converted to an individual policy within 31 days of your Separation Date.

  Personal Time Off (PTO).   PTO will continue to accrue through the Separation Date and you will be paid in cash for all unused PTO.

  Short- and Long-Term Disability Insurance.   All Company arrangements for payment, either direct or through insurance, for short-term disability and long-term disability, will cease on the Separation Date.

  Severability.   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, public policy or may subject you to the payment of additional tax under Section 409A, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal, incapable of being enforced or may subject you to the payment of additional tax under Section 409A, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible and, to the extent applicable, then do not constitute nonqualified deferred compensation subject to the requirements of Section 409A or satisfy such requirements. NPS has advised you to seek your own business and legal advice concerning the terms hereof.

  Release.   As a material inducement to NPS to enter into this Agreement and in consideration for the payment of the amount set forth in this Agreement, you, for yourself and for all persons claiming by, thorough, or under you, hereby absolutely, irrevocably, completely and unconditionally release and discharge NPS and each of NPS's subsidiaries, affiliates, successors, assigns, agents, directors, officers, employees, representatives, attorneys and all persons acting by, through, under or in concert with any of them ("Releasees") of and from:

    Any and all claims, demands, charges, grievances, damages, debts, liabilities, accounts, costs, attorney's fees, expenses, liens, future rights, and causes of action of every kind and nature whatsoever based on or in any way arising out of events or omissions occurring prior to the effective date of this Agreement ("Claims"). The Claims from which you are releasing Releasees herein include, without limitation, breach of implied or express contract, breach of implied covenant of good faith and fair dealing, libel, slander, wrongful discharge or termination, infliction of emotional distress, discrimination and other claims under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans With Disabilities Act, the Utah Antidiscrimination Act, the New Jersey Law Against Discrimination, the Worker Adjustment and Retraining Notification Act (WARN Act), the Employee Retirement Income Security Act (ERISA), and all other laws prohibiting age, race, religion, sex, national origin, color, disability and other forms of discrimination, claims growing out of any legal restrictions on NPS's right to terminate its employees, and all other claims arising in any way out of your employment relationship with NPS or the termination of that relationship, whether now known or unknown, suspected or unsuspected, including future rights, based upon or in any way arising out of events or omissions occurring prior to the effective date of this Agreement.

    You specifically waive any and all claims for back pay, front pay, or any other form of compensation, except as set forth herein.

    You hereby waive any right to recover damages, costs, attorneys' fees, and any other relief in any proceeding or action brought against NPS by any other party, including without limitation the Equal Employment Opportunity Commission, the Utah Antidiscrimination and Labor Division, the New Jersey Division of Civil Rights, or other administrative agency asserting any claim, charge, demand, grievance, or cause of action related to your employment relationship with NPS or the termination of that relationship.

  You are not waiving your rights, if any, to unemployment insurance benefits or workers' compensation benefits, nor do you waive any rights to indemnification under the Indemnity Agreement, attached as Exhibit D, and any other similar limitations with respect to any additional claims or litigations. You further do not waive any rights you may have under the terms of NPS's pension or other NPS employee benefit plans. You also do not waive any claims or rights under the Age Discrimination in Employment Act which may arise from events occurring after the date of this Agreement.

  No Right to Reinstatement.   You understand and agree that, in return for the consideration described herein, you will not be eligible for future employment with the Company and that, should you apply for employment, the Company shall have no obligation to consider you for any position.

  Nondisparagement.   You agree that you will not disparage the Company or any of its directors, officers or employees in any manner harmful to the Company's business or business reputation. You further agree that as of the Separation Date, you shall not represent yourself or hold yourself out as a current employee or officer of the Company, or as holding any other current position with the Company other than as a consultant. Company agrees that it will not disparage you in any manner harmful to your reputation, provided that Company shall not be precluded from confirming to others your separation from the Company. This paragraph will not prevent you or the Company from describing your separation if required in connection with compliance filings or administrative or judicial proceedings.

  References.   The Company will provide you with a letter of reference that will include the starting and ending dates of your employment with the Company and an explanation of the position that you held with the Company.

  Nonparticipation in Legal or Administrative Proceedings.   You covenant that you will not file, nor voluntarily participate or assist in the prosecution of any legal or administration proceedings against the Company or any related entities and their respective directors, officers and employees, provided that nothing in this paragraph shall prevent your participation in any such proceeding in compliance with a summons that requires such participation. You further agreed to assist and cooperate with the Company in any legal or administrative proceedings brought by or against the Company by any third party (including former employees of the Company) that related to matters during your employment with the Company.

  Consequences of Violation of this Agreement.   If you breach any of the terms of this Agreement, then you may be required to return your Severance Pay. You may also be required to pay for all costs incurred by the Company and/or any of the Releasees as a result of your breach of this Agreement, including reasonable attorneys' fees.

  Knowing and Voluntary Agreement.   Each party hereto represents, declares, and agrees that he or it voluntarily accepts the provisions of this Agreement for the purposes of making a full and final compromise, adjustment and settlement of all claims herein described. You have been advised to consult an attorney and you understand the effect of signing this Agreement.

  Entire Agreement.   This Agreement, when executed, contains the entire agreement between the parties and there are no other understandings or agreements, written or oral, between them on the subject except as expressly stated herein. The Recitals are an integral part of this Agreement. This Agreement fully supersedes and replaces any and all prior agreements or understandings, if any, on any matter that is addressed in this Agreement, with the exception that we agree that the Non-Disclosure and Non-Competition Agreement remains in effect in accordance with its terms. This Agreement cannot be amended or modified except by a written document signed by both parties to this Agreement.

  Additional Consideration.   You acknowledge that the severance benefits provided to you pursuant to this Agreement are in addition to any sums or payments to which you would be entitled without signing this Agreement.

  Provisions Severable.   The provisions of this Agreement are severable. Should any provision of this Agreement be void, voidable, or unenforceable under any applicable law, such provision will not affect or invalidate any other provision of this Agreement.

  Review and Revocation Periods.   You acknowledge and understands that you are legally entitled to, and have been offered, a period of twenty-one (21) days (the "Consideration

  Period") to consider the waivers and releases made by you in this Agreement before signing it. You further acknowledge that either the full Consideration Period has lapsed or that you have been offered such Consideration Period but has elected to waive and forego all of the applicable days which have not yet lapsed in such Consideration Period. This Agreement shall not become effective until seven (7) calendar days after the date of execution by you (the "Revocation Period"). The close of business on that seventh day shall mark the expiration of the Revocation Period. During the Revocation Period, you may revoke this Agreement by notifying the Company in writing. Upon expiration of the Revocation Period, you acknowledge that this Agreement becomes final and binding. You also acknowledge that you have had an adequate amount of time in which to consult with any person with respect to the contents of this Agreement prior to signing.

  Confidential Treatment.   You and NPS agree that the terms of this Agreement are confidential and will not be disclosed to others except as required by law or as necessary to implement the terms hereof.

  Governing Law.   This Agreement will be construed, enforced and governed in all respects by the laws of the State of New Jersey and applicable federal law. Any legal action regarding this Agreement may be initiated or maintained only in a state or federal court in New Jersey.
_____________________________ Gerard J. Michel Date: _______________________	NPS Pharmaceuticals, Inc. By: _____________________________ Andrew Rackear Its: Senior Vice President, Legal Affairs and General Counsel Date: _______________________

Exhibit A
to the
SEPARATION AGREEMENT
between
Gerard J. Michel
and
NPS Pharmaceuticals, Inc.

Non-Disclosure and Non-Competition Agreement

Exhibit B
to the
SEPARATION AGREEMENT
between
Gerard J. Michel
and
NPS Pharmaceuticals, Inc.

Termination Agreement

Exhibit C
to the
SEPARATION AGREEMENT
between
Gerard J. Michel
and
NPS Pharmaceuticals, Inc.

Grant Status Report
(reflects the 24 month acceleration)

Exhibit D
to the
SEPARATION AGREEMENT
between
Gerard J. Michel
and
NPS Pharmaceuticals, Inc.

Indemnity Agreement